                                                                   EXHIBIT 99.4
                             CARDKEY SYSTEMS, LTD.

                           CONDENSED BALANCE SHEETS
                     (In GBP thousands, except share data)

                                  (Unaudited)

                                                                      Mar 31, 1995                Dec 31, 1994
                                                                      ------------                ------------
                                                                                     (In Pounds)
                    ASSETS
Current assets:
           Cash and cash equivalents                                          627                         544
           Accounts receivable, net of allowance for
             doubtful accounts of (Pounds)117,000 in 1995
             and (Pounds)100,000 in 1994                                    2,484                       2,388
           Inventories (Note 2)                                             1,050                         876
           Deferred income tax                                                 76                          76
           Prepaid expenses                                                   259                         164
                                                                      ------------                ------------
                      Total current assets                                  4,496                       4,048

Property and equipment, at cost                                             2,024                       2,010
           Accumulated depreciation                                        (1,697)                     (1,660)
                                                                      ------------                ------------
                                                                              327                         350
                                                                      ------------                ------------

                                                                            4,823                       4,398
                                                                      ============                ============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
           Accounts payable                                                 1,052                         740
           Accounts payable to related parties                                200                          62
           Parent company loan                                                900                         902
           Accrued expenses                                                 1,002                       1,056
                                                                      ------------                ------------
                      Total current liabilities                             3,154                       2,760

Stockholders' equity:
           Common stock, (Pounds)1, 2,000,000 shares authorized,
             1,023,503 shares issued                                        1,023                       1,023
           Retained earnings                                                  646                         615
                                                                      ------------                ------------
                      Total stockholders' equity                            1,669                       1,638
                                                                      ------------                ------------
                                                                            4,823                       4,398
                                                                      ============                ============

                            See accompanying notes.

                             CARDKEY SYSTEMS, LTD.

                      CONDENSED STATEMENTS OF OPERATIONS
                              (In GBP thousands)

                                  (Unaudited)


                                                                        Three Months
                                                                       Ended March 31
                                                                -----------------------------

                                                                 1995    (IN POUNDS)     1994
                                                                 ----                    ----

Sales                                                           2,568                   2,378
Operating costs and expenses:
           Cost of sales                                        1,552                   1,458
           Research and development                                48                      56
           Marketing, general and administrative                  968                   1,015
                                                              --------               --------
                                                                2,568                   2,529
                                                              --------               --------

Operating income (loss)                                            --                    (151)

Interest expense, net                                              (7)                    (11)
                                                              --------               ---------

Net loss                                                           (7)                   (162)
                                                              ========               =========





                            See accompanying notes.

                             CARDKEY SYSTEMS, LTD.

                      CONDENSED STATEMENTS OF CASH FLOWS
                              (In GBP thousands)

                                  (Unaudited)


                                                                                 Three Months
                                                                                Ended March 31
                                                                          ---------------------------

                                                                             1995  (IN POUNDS)   1994
                                                                             ----                ----
Cash flows from operating activities:
         Net loss                                                              (7)               (162)
         Adjustments to reconcile net loss to net cash
           from operating activities
                 Depreciation and amortization                                 37                  33
                 Change in assets and liabilities:
                          (Increase) decrease in accounts receivable         (160)                 49
                          (Increase) decrease in inventories                 (173)                 22
                           Increase in prepaid expenses                       (96)                (78)
                           Increase in current liabilities                    498                 405
                           Decrease in parent company loan                     (2)               (249)
                                                                           -------             -------
                                     Total adjustments                        104                 182
                                                                           -------             -------
                                     Net cash provided by
                                        operating activities                   97                  20

Cash flows from investing activities:
         Purchases of property and equipment                                  (14)                (55)
                                                                           -------             -------
                 Net cash used by investing activities                        (14)                (55)

Increase/(decrease) in cash and cash equivalents                               83                 (35)

Cash and cash equivalents, beginning of period                                544                 781
                                                                           ------              ------

Cash and cash equivalents, end of period                                      627                 746
                                                                           ======              ======



                            See accompanying notes.

                             CARDKEY SYSTEMS, LTD.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)


1.   BASIS OF PRESENTATION

     The accompanying financial statements are unaudited but have been prepared in the ordinary course of business for the purpose of providing information with respect to interim periods. The Condensed Balance Sheet at December 31, 1994 was derived from the audited Balance Sheet at that date. Management of the Company believes that all adjustments necessary for a fair presentation for such periods have been included and are of a normal recurring nature. The results of operations for the three-month period ended March 31, 1995 are not necessarily indicative of the results to be expected for the full year.

2.   INVENTORIES

     Inventories consist of the following:

                                    Mar 31, 1995         Dec 31, 1994
                                    ------------         ------------
                                               (In Pounds)
     Raw materials                          142                   76

     Work in process                        131                   59

     Finished goods                         777                  741
                                    -----------          -----------

                                          1,050                  876
                                    ===========          ===========